Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

Each of the undersigned, the Chairman of the Board and Chief Executive Officer and Chief Operating Officer, Chief Financial Officer, and Corporate Secretary of Calavo Growers, Inc. (the Company), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 8, 2013

/s/ Lecil E. Cole

Lecil E. Cole

Chairman of the Board and

Chief Executive Officer

/s/ Arthur J. Bruno

Arthur J. Bruno

Chief Operating Officer,

Chief Financial Officer and

Corporate Secretary